EXHIBIT (D)

                          INVESTMENT ADVISORY AGREEMENT


         INVESTMENT ADVISORY AGREEMENT, dated February 25, 1997, between The Westwood Funds on behalf of the Westwood Realty Fund, and the Westwood SmallCap Equity Fund (the "Trust" and the "Funds", respectively), a Massachusetts business trust, and Teton Advisers, LLC (the "Adviser"), a Texas limited liability company.

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1.       In General

         The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Trust and the Funds with respect to the investment of the assets of the Trust allocated to the Funds and to supervise and arrange the purchase and sale of assets held in the investment portfolios of the Funds. The Adviser may delegate any or all of its responsibilities to one or more sub-advisers or administrators, subject to the approval of the Board of Trustees of the Trust. Such delegation shall not relieve the Adviser of its duties and responsibilities hereunder.

         2.       Duties  and   obligations  of  the  Adviser  with  respect  to
                  investments of assets of the Funds

                  (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Trust's Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of each Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Funds; (ii) arrange for the purchase and sale of securities and other assets held in the investment portfolio of each Fund and (iii) oversee the administration of all aspects of each Fund's business and affairs and provide, or arrange for others whom it believes to be competent to provide, certain services as specified in subparagraph (b) below. Nothing contained herein shall be construed to restrict the Trust's right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of each Fund's shares.

                  (b) The specific services to be provided or arranged for by the Adviser for the Funds are (i) maintaining each Fund's books and records, such as journals, ledger accounts and other records in accordance with applicable laws and regulations to the extent not maintained by each Fund's custodian, transfer agent and dividend disbursing agent; (ii) transmitting purchase and redemption orders for each Fund's shares to the extent not transmitted by each Fund's distributor or others who purchase and redeem shares;
(iii) initiating all money transfers to each Fund's custodian and from each Fund's custodian for the payment of each Fund's expenses, investments, dividends and share redemptions; (iv) reconciling account information and balances among each Fund's custodian, transfer agent, distributor, dividend disbursing agent and the Adviser; (v) providing the Funds, upon request, with such office space and facilities, utilities and office equipment as are adequate for each Fund's needs; (vi) preparing, but not paying for, all reports by the Trust, on behalf of each Fund, to their shareholders and all reports and filings required to maintain the registration and qualification of each Fund's shares under federal and state law including periodic updating of the Trust's registration statement and Prospectus (including its Statement of Additional Information); (vii) supervising the calculation of the net asset value of each Fund's shares; and
(viii) preparing notices and agendas for meetings of each Fund's shareholders and the Trust's Board of Trustees as well as minutes of such meetings in all matters required by applicable law to be acted upon by the Board of Trustees.

                  (c) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, as amended (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provision of law;
(iii) the provisions of the Articles of Incorporation and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objective, policies and restrictions applicable to the Funds as set forth in the Trust's Registration Statement on Form N-1A and (v) any policies and determinations of the Board of Trustees of the Trust with respect to the Funds.

                  (d) The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or Trustees of the Trust who are affiliated persons (as defined in the Act) of the Adviser. If in any fiscal year any Fund's aggregate expenses (excluding interest, taxes, distribution expenses, brokerage commissions and extraordinary expenses) exceed the most restrictive expense limitation imposed by the securities law of any state in which the shares of that Fund are registered or qualified for sale, the Adviser will reimburse the Trust for the amount of such excess up to the amount of fees accrued for such fiscal year hereunder. The amount of such reimbursement shall be calculated monthly and an appropriate amount shall be held back or released to the Adviser each month so that the aggregate amount held back at any particular time shall equal the net amount of the reimbursement on a cumulative year-to-date basis. As of the end of the year, the final amount of the total reimbursement shall be calculated and the appropriate amount released to the Funds or the Adviser or paid to the Funds by the Adviser. Subject to the foregoing, the Trust shall be responsible for the payment of all the Funds' other expenses, including (i) payment of the fees payable to the Adviser under paragraph 4 hereof; (ii) organizational expenses,
(iii) brokerage fees and commissions; (iv) taxes; (v) interest charges on borrowings; (vi) the cost of employees and Trustees' and officers' errors and omissions insurance coverage; (vii) legal, auditing, and accounting fees and expenses; (viii) charges of the Funds' custodian, transfer agent and dividend disbursing agent; (ix) the Funds' pro rata portion of dues, fees and charges of any trade association of which the Trust is a member; (x) the expenses of printing, preparing and mailing proxies, share certificates and reports, including each Fund's prospectuses and statements of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of each Fund and its shares under federal or state securities laws; (xii) the fees and expenses involved in registering and maintaining registration of each Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings; (xiv) the compensation, including fees, of any of the Trust's Trustees, officers or employees who are not affiliated persons of the Adviser; (xv) all expenses of computing each Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing each Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions and all other distribution expenses payable by the Trust; and (xvii) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Funds.

                  (e) The Adviser shall give the Funds the benefit of its best judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, trustees, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Funds in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Trust may have which may not be waived under applicable law.

                  (f) Nothing in this Agreement shall prevent the Adviser or any trustee, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its trustees, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

         3.       Portfolio Transactions

         In the course of the Adviser's execution of portfolio transactions for the Funds, it is agreed that the Adviser shall employ securities brokers and dealers which, in its judgment, will be able to satisfy the policy of the Funds to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this Agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. Under such conditions as may be specified by the Trust's Board of Trustees in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) place orders for the purchase or sale of each Fund's portfolio securities with its affiliates including, Gabelli & Company, Inc.; (b) pay commissions to brokers other than its affiliates which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion; and (c) consider sales by brokers (other than its affiliated distributor) of shares of the Funds and any other mutual fund for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for each Fund's portfolio transactions.


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         4.       Compensation of the Adviser

                  (a) Subject to paragraph 2(b), the Trust agrees to pay to the Adviser out of each Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser (other than any amounts payable to the Adviser pursuant to paragraph 4(b)), a fee computed daily and payable monthly in an amount equal on an annualized basis to 1.00% for Equity Fund, .50% for Cash Management Fund, .60% for Intermediate Bond Fund,
 .75% for Balanced Fund, 1.00% for the Westwood Realty Fund, and 1.00% for the Westwood SmallCap Equity Fund of each Fund's daily average net asset value. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                  (b) The Trust will pay the Adviser or the distributor separately for any costs and expenses incurred by the Adviser or the distributor in connection with distribution of each Fund's shares in accordance with the terms (including proration or nonpayment as a result of allocations of payments) of a Plan of Distribution (the "Plan") adopted for each Fund pursuant to Rule 12b-1 under the Act as such Plan may be in effect from time to time; provided, however, that no payments shall be due or paid to the Adviser or the Distributor hereunder unless and until this Agreement shall have been approved by Trustee Approval and Disinterested Trustee Approval (as such terms are defined in such Plan). The Trust reserves the right to modify or terminate such Plan at any time as specified in the Plan and Rule 12b-1, and this subparagraph shall thereupon be modified or terminated to the same extent without further action of the parties. The persons authorized to direct the payment of the funds pursuant to this Agreement and the Plan shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amount so paid and the purposes for which such expenditures were made.

                  (c) For purposes of this Agreement, the net assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the net asset value of each Fund's shares.

         5.       Indemnity

                  (a) The Trust hereby agrees to indemnify the Adviser and each of the Adviser's subadvisers, trustees, officers, employees, and agents (including any individual who serves at the Adviser's request as trustee, officer, partner, trustee or the like of another corporation) and controlling persons of each of them (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as he has no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (v) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Trust. Notwithstanding the foregoing, the Trust shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Trust cannot lawfully waive.

                  (b) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of Trustees of the Trust who are "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct of, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-party Trustees of the Trust, or (ii) if such a quorum so directs, independent legal counsel in a written opinion.

                  The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

         6.       Duration and Termination

                  This Agreement shall become effective upon the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

                  This Agreement may be terminated by the Adviser at any time without penalty upon giving the Trust sixty days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Adviser sixty days' notice (which notice may be waived by the Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a "majority of voting securities" (as defined in the Act) of the Funds at the time outstanding and entitled to vote or, with respect to paragraph 4(b), by a majority of the Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder.)

         7.       Notices

                  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

         8.       Governing Law

                  This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

         9.       Miscellaneous

                  The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

                  IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.


                               THE WESTWOOD FUNDS


                               By: /S/ James McKee
                                Name:    James McKee
                                itle:   Secretary


                               TETON ADVISERS, LLC


                              By: /S/ Bruce Alpert
                              Name:    Bruce Alpert
                              Title:   Vice President and Treasurer